Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos 33-57648, 33-81064, 333-15679, 333-33885, 333-47536, 333-47538 and 333-88387 on Form S-8 of our reports dated May 29, 2008, relating to the consolidated financial statements and financial statement schedule of Material Sciences Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption on March 1, 2007, of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 and the restatement of the Company’s 2007 and 2006 financial statements) and the effectiveness of Material Sciences Corporation’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Material Sciences Corporation for the year ended February 29, 2008.

/s/    DELOITTE & TOUCHE LLP

Chicago, Illinois

May 29, 2008

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